UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2025

LESAKA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	LSAK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Common Terms Agreement

On February 27, 2025, Lesaka Technologies, Inc. ("Lesaka"), its wholly-owned subsidiary, Lesaka Technologies Proprietary Limited ("Lesaka SA") and a number of other subsidiaries of Lesaka entered into a Common Terms Agreement the "CTA") with FirstRand Bank Limited (acting through its Rand Merchant Bank division) ("RMB"), FirstRand Bank Limited (acting through its WesBank division) ("WesBank"), FirstRand Bank Limited being a South African corporate and investment bank, Investec Bank Limited (acting through its Investment Banking division: Corporate Solutions) ("Investec" and together with RMB and WesBank, the "Lenders"), a South African corporate and investment bank), and Bowwood and Main No 408 (RF) Proprietary Limited ("Debt Guarantor"), a South African company incorporated for the sole purpose of holding collateral for the benefit of the Lenders and acting as debt guarantor, and certain other parties.

Lesaka SA has obtained two loan facilities from the Lenders, a term loan of up to ZAR 2,155,739,382 ("Facility A"), and an amortizing loan of up to ZAR 1.0 billion ("Facility B") and a general banking facility from RMB of up to ZAR 700,901,000 (the "GBF", and collectively with Facility A and Facility B, the "Facilities"), which are described in more detail below.

Lesaka, Lesaka SA and the majority of Lesaka SA's directly and indirectly wholly-owned subsidiaries have agreed to guarantee the obligations of Lesaka SA and of the other borrowers under the Facilities to the Lenders.

The CTA contain customary covenants which includes a requirement for Lesaka SA to maintain specified Net Debt to EBITDA and Interest Cover Ratios (as defined in the CTA) and restricts the ability of Lesaka SA, and certain of its subsidiaries to make certain distributions with respect to their capital stock, prepay other debt, encumber their assets, incur additional indebtedness, make investment above specified levels, engage in certain business combinations and engage in other corporate activities. The CTA provides that if any member of the Lesaka group receives proceeds from the disposal of shares in/claims against, or assets of, One MobiKwik Systems Limited, it would offer to prepay the certain specified loans/facilities and loan outstandings to the Lenders (as contemplated in the CTA).

Lesaka SA paid non-refundable debt structuring fees of ZAR 10.0 million to the Lenders on February 27, 2025.

On February 28, 2025, the USD/ZAR exchange rate was $1.00 / ZAR 18.5478.

Senior Facility A Agreement and Senior Revolving Credit Facility

Concurrent with the execution of the CTA, Lesaka SA, the Lenders and RMB (as facility agent) entered into a Senior Term Facility A Agreement ("Facility A Agreement"). Pursuant to the Facility A Agreement, Lesaka SA may borrow up to an aggregate amount of ZAR 2,155,739,382 for the sole purpose of refinancing the existing facilities of Lesaka SA and Cash Connect Management Solutions Proprietary Limited's ("CCMS") with RMB, funding transaction costs and for general corporate purposes. Lesaka SA utilized Facility A in full on February 28, 2025, to settle a portion of its existing facilities with RMB and to settle all of CCMS' existing facilities with RMB, as well as to pay certain transaction costs.

Concurrent with the execution of the CTA and the Facility A Agreement, Lesaka SA, the Lenders and RMB (as facility agent) entered into a Senior RCF Agreement ("RCF Agreement"). Facility A is required to be repaid in full on February 28, 2029. Facility A is subject to customary mandatory prepayment terms. Lesaka SA is permitted to make voluntary prepayments of Facility A, and is able utilize any voluntary prepayments made under Facility A under the RCF Agreement. Amount utilized under the RCF Agreement are required to be repaid in full on February 28, 2029.

Interest on Facility A and utilization under the RCF Agreement is payable quarterly in arrears at end of March, June, September and December, with the first interest payment due on June 30, 2025. Interest on Facility A is based on the Johannesburg Interbank Agreed Rate ("JIBAR") in effect from time to time plus an initial margin of 3.50% per annum until June 30, 2025. From July 1, 2025, the margin on Facility A will be determined with reference to the Net Debt to EBITDA Ratio, and the margin will be either (i) 3.25%, if the Net Debt to EBITDA Ratio is greater than or equal to 2.5 times; or (ii) 2.5%, if the Net Debt to EBITDA Ratio is less than 2.5 times. The JIBAR rate was 7.56% on February 28, 2025.

Senior Facility B Agreement

Concurrent with the execution of the CTA, Lesaka SA, the Lenders and RMB (as facility agent) entered into a Senior Term Facility B Agreement ("Facility B Agreement"). Pursuant to the Facility B Agreement, Lesaka SA may borrow up to an aggregate of ZAR 1.0 billion for the sole purpose of refinancing the Lesaka SA existing facilities, including its general banking facilities, with RMB, and for general corporate purposes. Lesaka SA utilized Facility B in full on February 28, 2025, to repay a portion of its existing facilities as well as to settle a portion of its existing general banking facility.

Facility B is required to be repaid in four annual installments, as follows: (i) ZAR 150 million on February 28, 2026; (ii) ZAR 200 million on February 28, 2027; (iii) ZAR 300 million on February 28, 2028; and (iv) R350 million on February 28, 2029. Facility B is subject to customary mandatory prepayment terms. Lesaka SA is permitted to make voluntary prepayments of Facility B, however it is unable to subsequently utilize any amounts prepaid.

Interest on Facility B is payable quarterly in arrears at end of March, June, September and December, with the first interest payment due on June 30, 2025. Interest on Facility B is based on the Johannesburg Interbank Agreed Rate ("JIBAR") in effect from time to time plus an initial margin of 3.15% per annum until June 30, 2025. From July 1, 2025, the margin on Facility B will be determined with reference to the Net Debt to EBITDA Ratio, and the margin will be either (i) 3.15%, if the Net Debt to EBITDA Ratio is greater than or equal to 2.5 times; or (ii) 2.4%, if the Net Debt to EBITDA Ratio is less than 2.5 times.

General Banking Facility

Concurrent with the execution of the CTA, Lesaka SA and RMB entered into a General Banking Facility Agreement ("GBF Agreement") which replaced it existing general banking facility maturing on February 28, 2025. Pursuant to the GBF Agreement, Lesaka SA and certain of its subsidiaries may borrow up to an aggregate of ZAR 700,901,000 for general corporate expenditure (including capital expenditure) and working capital purposes of the Lesaka SA and certain of its subsidiaries. The GBF Agreement also provides Lesaka SA and certain of its subsidiaries with indirect, short-term direct and contingent facilities, including bank guarantee, forward exchange contract, credit card and settlement facilities. Lesaka SA utilized a portion of the GBF to refinance its existing general banking facility.

The GBF is available for utilization from February 28, 2025, and is subject to annual review by RMB.

Interest on the GBF is payable monthly, with the first interest payment due on March 31, 2025. Interest on the RCF is based on the South African prime rate in effect from time to time less 0.50%. The South African prime rate was 11.0% on February 28, 2025.

Pledge and Cession Agreement

Concurrent with the execution of the Loan Documents, Lesaka, Lesaka SA and RMB, as facility agent, also entered into a Pledge and Cession in Security Agreement ("Pledge and Cession Agreement") with the Debt Guarantor pursuant to which, among other things, Lesaka agreed to pledge its equity interests in Lesaka SA and its interests in a certain banking account to the Debt Guarantor as collateral securing Lesaka's guarantee obligations described above.

Subordination Agreement

On February 28, 2025, Lesaka SA and RMB, as facility agent, entered into a Subordination Agreement ("Subordination Agreement") with the Debt Guarantor pursuant to which, among other things, Lesaka and certain of its subsidiaries agreed to subordinate certain identified claims between themselves in favor of the Facilities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The following provided in Item 1.01 of this Form 8-K is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibits	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESAKA TECHNOLOGIES, INC.

Date: March 5, 2025	By:	/s/ Dan L. Smith
	Name:	Dan L. Smith
	Title:	Group Chief Financial Officer